UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 14, 2013

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NILE THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

63 Bovet Rd., Suite 421, San Mateo, CA 94402

(Address of Principal Executive Offices)

(650) 918-7489

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Mayo License Agreement

On November 14, 2013, Nile Therapeutics, Inc., a Delaware corporation (the Company), entered into the Amended and Restated License Agreement (the Amended Agreement) with the Mayo Foundation for Medical Education and Research, a Minnesota charitable corporation (Mayo). The Company and Mayo previously entered into a Technology License Agreement with respect to Cenderitide, a novel chimeric natriuretic peptide (CD-NP), on January 20, 2006, as amended on June 2, 2008 (the CD-NP Agreement), which was filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the SEC) on September 21, 2007. On June 13, 2008, the Company and Mayo entered into a Technology License Agreement with respect to CU-NP, a synthetic natriuretic polypeptide (the CU-NP Agreement), which was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2008. The Amended Agreement amends and restates in its entirety each of the CD-NP Agreement and the CU-NP Agreement, and creates a single amended and restated license agreement between the Company and Mayo with respect to CD-NP and CU-NP.

The Amended Agreement provides for the grant of an exclusive, world-wide, royalty-bearing license by Mayo to the Company of certain rights to patents, patent applications and know-how for the development and commercialization of CD-NP and CU-NP in all therapeutic indications. The Amended Agreement will, unless sooner terminated, expire on the later of (i) the expiration of the last to expire of certain issued claims of unexpired patents or claims of pending patent applications contained in the Mayo patents, or (ii) the 20th anniversary of the Amended Agreement. Effective as of June 1, 2016, or such earlier date when the Company has satisfied certain payment obligations to Mayo, the Amended Agreement provides the Company with a right of first negotiation for rights to certain future patents or new improvements owned by or assigned to Mayo.

Under each of the previous CD-NP Agreement and CU-NP Agreement, the Company paid Mayo an up-front cash payment and the Company agreed to make certain performance-based cash payments to Mayo upon successful completion of milestones. Additionally, the Company agreed to issue certain amounts and types of equity to Mayo under each agreement. The Amended Agreement restructured the economic arrangements of the CD-NP Agreement and CU-NP Agreement by, among other things, eliminating certain milestone payments and decreasing royalties. Pursuant to the terms of the Amended Agreement, the Company agreed to pay to Mayo an annual license maintenance fee and to issue to Mayo a total of 900,000 shares of the Company’s common stock, par value $0.001 per share, as additional consideration for the grants of certain rights. Mayo also agreed to waive or defer the payment of certain fees owed to Mayo. All breaches and defaults by the Company under the terms of the CD-NP Agreement and CU-NP Agreement have been waived by Mayo.

The above description of the Amended Agreement is a summary of the material terms of the Amended Agreement, does not purport to be complete, and is qualified in its entirety by reference to the Amended Agreement, which, subject to any confidential treatment requested, will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2013.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth or incorporated by reference in Item 1.01 under the section titled, “Amendment to Mayo License Agreement” of this Current Report on Form 8-K is incorporated herein by reference. The issuance of the shares of common stock to Mayo was made pursuant to a privately negotiated transaction that did not involve a public offering of securities and was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NILE THERAPEUTICS, INC.

Date: November 20, 2013	By:	/s/ Daron Evans
Daron Evans
Chief Financial Officer

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